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                                                                    Exhibit 99.1


02/21
David Weinstock
Vice President, Investor Relations
(215) 444-5335
dweinstock@advanta.com

Catherine Reid
Vice President, Communications
(215) 444-5073
creid@advanta.com

                                                FOR IMMEDIATE RELEASE

                   ADVANTA PROVIDES EARNINGS GUIDANCE FOR 2003

Spring House, PA, November 26, 2002 - Advanta Corporation (NASDAQ: ADVNB; ADVNA) today announced that it expects its 2003 fiscal year operating earnings from continuing business segments to be between $1.30 and $1.50 per diluted share. Consistent with prior periods, this amount includes earnings from the business card operation and the operating expenses of the venture capital unit and excludes gains and losses on the venture capital portfolio and results of discontinued operations. During 2003, managed receivables are expected to grow 15% to 20%.

"In 2003, we expect to continue to grow prudently and further shift the portfolio toward higher credit quality customers," said Chairman and CEO Dennis Alter. "We continue to emphasize solidity and long term profitability in a difficult economy, over short term benefit. It is a strategy that we believe will enable the Company to flourish when the environment improves."

Advanta management will hold a conference call with analysts and institutional investors today, November 26, 2002, at 9:00 a.m. Eastern time. The call will be broadcast simultaneously for the public over the Internet through www.advanta.com or www.vcall.com. To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. Replays of the call will be available beginning at noon today on the Internet at www.advanta.com or www.vcall.com or by dialing
(719) 457-0820 and referring to confirmation code 638915.


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Advanta is a highly focused financial services company serving the small business market. Advanta leverages direct marketing and information based expertise to identify potential customers and new target markets and to provide a high level of service tailored to the unique needs of small business. Using these distinctive capabilities, Advanta has become one of the nation's largest issuers of MasterCard business credit cards to small businesses. Since 1951, Advanta has pioneered many of the marketing techniques common in the financial services industry today, including remote lending, direct mail, and affinity and relationship marketing. Learn more about Advanta at www.advanta.com.

This Press Release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (1) the Company's managed net interest margin; (2) competitive pressures; (3) political, social and/or general economic conditions that affect the level of new account acquisitions, customer spending, delinquencies and charge-offs; (4) factors affecting fluctuations in the number of accounts or loan balances including retention of cardholders after promotional pricing periods have expired; (5) interest rate fluctuations; (6) the level of expenses; (7) the timing of the securitizations of the Company's receivables; (8) factors affecting the value of investments held by the Company;
(9) the effects of government regulation, including restrictions and limitations imposed by banking laws, regulators, examinations, and the agreements between the Company's bank subsidiaries and their regulators; (10) relationships with customers, significant vendors and business partners; (11) the amount and cost of financing available to the Company; (12) the ratings on the debt of the Company and its subsidiaries; (13) revisions to estimated charges associated with the discontinued operations of our mortgage and leasing businesses; and
(14) the impact of litigation. Additional risks that may affect the Company's future performance are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.



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